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               BLACKROCK CALIFORNIA INSURED MUNICIPAL INCOME TRUST

                            AUCTION AGENCY AGREEMENT

                          dated as of December 11, 2002

                                   Relating to

               Municipal Auction Rate Cumulative Preferred Shares

                                     Series

                                       of

               BLACKROCK CALIFORNIA INSURED MUNICIPAL INCOME TRUST
                              The Bank of New York,
                                as Auction Agent

                            AUCTION AGENCY AGREEMENT

                  This Auction Agency Agreement (this "Agreement"), dated as of December 11, 2002, is between BlackRock California Insured Municipal Income Trust (the "Trust") and The Bank of New York, a New York banking corporation.

                  The Trust proposes to issue an aggregate of preferred shares, par value $0.001 per share, liquidation preference $25,000 per share, designated as Municipal Auction Rate Cumulative Preferred Shares, Series (the "Preferred Shares"), pursuant to the Statement of Preferences (as defined below).

                  The Trust desires that The Bank of New York perform certain duties as agent in connection with each Auction (as defined below) (in such capacity, the "Auction Agent"), and as the transfer agent, registrar, dividend paying agent and redemption agent with respect to the Preferred Shares (in such capacity, the "Paying Agent"), upon the terms and conditions of this Agreement, and the Trust hereby appoints The Bank of New York as said Auction Agent.

                  NOW, THEREFORE, in consideration of the premises and the mutual

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covenants contained herein, the Trust and the Auction Agent agree as follows:
1.       Definitions and Rules of Construction.

                  1.1    Terms Defined By Reference to Statement.

                  Capitalized terms not defined herein shall have the respective meanings specified in the Statement.

                  1.2    Terms Defined Herein.

                  As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

                         (a) "Agent Member" of any Person shall mean the member
of, or participant in, the Securities Depository that will act on behalf of a Bidder.

                         (b) "Agreement" shall mean the Agreement relating to
one or more series of Preferred Shares.

                         (c) "Auction" shall have the meaning specified in
Section 2.1 hereof.

                         (d) "Auction Procedures" shall mean the auction
procedures constituting Part II of the form of Statement as of the filing thereof.

                         (e) "Authorized Officer" of the Auction Agent shall
mean each Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to the Trust.

                         (f) "Broker-Dealer Agreement" shall mean each agreement
between the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

                         (g) "Preferred Shares" shall mean the preferred shares,
par value$.001 per share, of the Trust designated as its "Municipal Auction Rate Cumulative Preferred Shares" and bearing such further designation as to series as the Board of Trustees, of the Trust or any committee thereof shall specify.

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                         (h)  "Settlement Procedures" shall mean the Settlement
Procedures attached hereto as Exhibit B.

                         (i) "Statement" shall mean the Statement of Preferences
of Municipal Auction Rate Preferred Shares, as the same may be amended, supplemented or modified from time to time.

                         (j) "Trust Officer" shall mean the Chairman and Chief
Executive Officer, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Vice President, each Assistant Secretary and each Assistant Treasurer of the Trust and every other officer or employee of the Trust designated as a "Trust Officer" for purposes hereof in a notice to the Auction Agent.

                  1.3    Rules of Construction.

                  Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of the
Agreement:

                         (a) Words importing the singular number shall include
the plural number and vice versa.

                         (b) The captions and headings herein are solely for
convenience of reference and shall not constitute a part of the Agreement nor shall they affect its meaning, construction or effect.

                         (c) The words "hereof", "herein", "hereto" and other
words of similar import refer to the Agreement as a whole.

                         (d) All references herein to a particular time of day
shall be to New York City time.

                         (e) This Agreement shall apply separately but equally
to all series of Preferred Shares that may be issued. Sections 1 and 2 hereof shall be read in conjunction with the Statement and in the event of any conflict with the Statement, the Statement shall take precedence.

2.       The Auction.

                     2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

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                         (a) The Board of Trustees of the Trust has adopted a
resolution appointing Bank of New York as Auction Agent for purposes of the Auction Procedures. The Auction Agent hereby accepts such appointment and agrees that, on each Auction Date, it shall follow the procedures set forth in this
Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for any Subsequent Rate Period of any series of Preferred Shares for which the Applicable Rate is to be determined by auction. Each periodic implementation of such procedures is hereinafter referred to as an "Auction."

                         (b) All of the provisions contained in the Auction
Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

                  2.2 Preparation for Each Auction; Maintenance of Registry of Beneficial Owners.

                         (a) Not later than seven days prior to the first
Auction Date for the first series of Preferred Shares subject to an Auction, the Trust shall provide the Auction Agent with a list of the Broker-Dealers. Not later than seven days prior to any Auction Date for any series of Preferred Shares for which any change in such list of Broker-Dealers is to be effective, the Trust will notify the Auction Agent in writing of such change and, if any such change involves the addition of a Broker- Dealer to such list, shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer; provided, however, that if the Trust proposes to designate any Special Rate Period of any series of Preferred Shares pursuant to Section 4 of Part I of the Statement, not later than 11:00 A.M. on the Business Day next preceding the Auction next preceding the first day of such Rate Period or by such later time or date, or both, as may be agreed to by the Auction Agent, the Trust shall provide the Auction Agent with a list of the Broker-Dealers for such series and a manually signed copy of each Broker-Dealer Agreement or a new Schedule A to a Broker-Dealer Agreement (which Schedule A shall replace and supersede any previous Schedule A to such Broker-Dealer Agreement) with each Broker-Dealer for such series. The Auction Agent and the Trust shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

                         (b) In the event that any Auction Date for any series
of Preferred Shares shall be changed after the Auction Agent shall have given the notice

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referred to in clause (vi) of paragraph (a) of the Settlement Procedures, or after the notice referred to in Section 2.5(a) hereof, if applicable, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers for such series not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

                         (c) (i) The Auction Agent shall maintain a registry of the beneficial owners of the Preferred Shares of each series who shall constitute Existing Holders of Preferred Shares of such series for purposes of Auctions and shall indicate thereon the identity of the respective Broker-Dealer of each Existing Holder, if any, on whose behalf such Broker-Dealer submitted the most recent Order in any Auction which resulted in such Existing Holder continuing to hold or purchasing Preferred Shares of such series. The Auction Agent shall keep such registry current and accurate based on the information provided to it from time to time by the Broker-Dealer. The Trust shall provide or cause to be provided to the Auction Agent at or prior to the Date of Original Issue of the Preferred Shares of each series a list of the initial Existing Holders of the shares of each such series of Preferred Shares, the number of shares purchased by each such Existing Holder and the respective Broker-Dealer of each such Existing Holder or the affiliate thereof through which each such Existing Holder purchased such shares. The Auction Agent may rely upon, as conclusive evidence of the identities of the Existing Holders of Preferred Shares of any series (A) such list, (B) the results of Auctions, (C) notices from any Broker-Dealer as described in the first sentence of Section 2.2(c)(iii) hereof and (D) the results of any procedures approved by the Trust that have been devised for the purpose of determining the identities of Existing Holders in situations where Preferred Shares may have been transferred without compliance with any restriction on the transfer thereof set forth in the Auction Procedures.

                         (ii) In the event of any partial redemption of any series of Preferred Shares, the Auction Agent shall, at least two Business Days prior to the next Auction for such series, request each Broker-Dealer to provide the Auction Agent with a list of Persons who such Broker-Dealer believes should remain Existing Holders after such redemption based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of Preferred Shares of such series such Broker-Dealer believes are owned by such Person after such redemption. In the absence of receiving any such information from any Broker-Dealer, the Auction Agent may continue to treat the Persons listed in its registry of Existing Holders as the beneficial owner of the number of Preferred Shares of such series shown in such registry.
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                         (iii) The Auction Agent shall be required to register a
         transfer of Preferred Shares of any series from an Existing Holder of such Preferred Shares only if such transfer is to another Existing Holder, or other Person if permitted by the Trust, and only if such transfer is made (A) pursuant to an Auction, (B) the Auction Agent has been notified in writing (I) in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreements by a Broker-Dealer of such transfer or (II) in a notice substantially in the form of Exhibit D to the Broker-Dealer Agreements by the Broker-Dealer of any Existing Holder, or other Person if permitted by the Trust, that purchased or sold such Preferred Shares in an Auction of the failure of such Preferred Shares to be transferred as a result of such Auction or (C) pursuant to procedures approved by the Trust that have been devised for the purpose of determining the identities of Existing Holders in situations where Preferred Shares may have been transferred without compliance with any restriction on the transfer thereof set forth in the Auction Procedures. The Auction Agent is not required to accept any such notice for an Auction unless it is received by the Auction Agent by 1:00 P.M. on the Business Day preceding such Auction.

                         (d) The Auction Agent may, but shall have no obligation
to, request the Broker-Dealers, as set forth in the Broker-Dealer Agreements, to provide the Auction Agent with a list of Persons who such Broker-Dealer believes should be Existing Holders based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of shares of such series of Preferred Shares such Broker- Dealer believes to be owned by such Person. The Auction Agent shall keep confidential such registry of Existing Holders and shall not disclose the identities of the Existing Holders of such Preferred Shares to any Person other than the Trust and the Broker-Dealer that provided such information; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

                  2.3    Auction Schedule.


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                  The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Trust, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

TIME                                     EVENT

By 9:30 A.M.                             Auction Agent advises the Trust and
                                         Broker-Dealers of the applicable
                                         Maximum Rate and the Reference
                                         Rate(s) and Treasury Note Rate(s), as
                                         the case may be, used in determining
                                         such Maximum Rate as set forth in
                                         Section 2.3(b)(i) hereof.
9:30 A.M. - 1:30 P.M.                    Auction Agent assembles information
                                         communicated to it by Broker-Dealers
                                         as provided in Section 2(a) of the
                                         Auction Procedures.  Submission
                                         Deadline is 1:30 P.M.
Not earlier than 1:30 P.M.               Auction Agent makes
                                         determinations pursuant to
                                         Section 3(a) of the Auction
                                         Procedures.
By approximately 3:30 P.M.               Auction Agent advises Trust
                                         of results of Auction as
                                         provided in Section 3(b) of
                                         the Auction Procedures.
                                         Submitted Bids and Submitted
                                         Sell Orders are accepted and
                                         rejected and Preferred
                                         Shares allocated as provided
                                         in Section 4 of the Auction
                                         Procedures. Auction Agent
                                         gives notice of Auction
                                         results as set forth in
                                         paragraph(a) of the
                                         Settlement Procedures.

The Auction Agent shall follow the notification procedures set forth in paragraph (a) of the Settlement Procedures.

                  2.4    Notice of Auction Results.

                  The Auction Agent will advise each Broker-Dealer who submitted a Bid or Sell Order in an Auction whether such Bid or Sell Order was accepted or rejected in whole or in part and of the Applicable Rate for the next Dividend Period for the related Preferred Shares by telephone or through its Auction Processing

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System as set forth in paragraph (a) of the Settlement Procedures.

                  2.5    Broker-Dealers.

                         (a) Not later than 12:00 Noon on each Auction Date for
any series of Preferred Shares, the Trust shall pay to the Auction Agent an amount in cash equal to the aggregate fees payable to the Broker-Dealers for such series pursuant to Section 2.8 of the Broker-Dealer Agreements for such series. The Auction Agent shall apply such moneys as set forth in Section 2.8 of each such Broker-Dealer Agreement.

                         (b) The Trust shall obtain the consent of the Auction
Agent prior to selecting any Person to act as a Broker-Dealer, which consent shall not be unreasonably withheld.

                         (c) The Auction Agent shall terminate any Broker-Dealer
Agreement as set forth therein if so directed by the Trust, provided that at least one Broker-Dealer Agreement would be in effect for each series of Preferred Shares after such termination.

                         (d) Subject to the Auction Agent's having consented to
the selection of the relevant Broker-Dealer pursuant to Section 2.5(b) hereof, the Auction Agent shall from time to time enter into such Broker-Dealer Agreements with one or more Broker-Dealers as the Trust shall request, and shall enter into such schedules to any such Broker-Dealer Agreements as the Trust shall request, which schedules, among other things, shall set forth the series of Preferred Shares to which such Broker-Dealer Agreement relates.

                  2.6    Information Concerning Rates.

                         (a) The Rate Multiple on the date of the Agreement is
that rate as determined by the Trust and provided to the Auction Agent on the date even herewith. If there is any change in the credit rating of Preferred Shares by the rating agency (or substitute or successor rating agencies) referred to in the definition of "Rate Multiple" resulting in any change in the Rate Multiple for Preferred Shares after the date given herewith, the Trust shall notify the Auction Agent in writing of such change in the Rate Multiple prior to 12:00 Noon on the Business Day prior to the next Auction Date for any series of

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Preferred Shares succeeding such change. If the Trust designates all or a portion of any dividend on shares of any series of Preferred Shares to consist of net capital gains or other income taxable for Federal income tax purposes, it may indicate, in a notice in the form of Exhibit I hereto to the Auction Agent pursuant to Section 2.6 hereof, the Rate Multiple for such series to be in effect for the Auction Date on which the dividend rate for such dividend is to be fixed. In determining the Maximum Rate for any series of Preferred Shares on any Auction Date as set forth in 2.3(a)(i) hereof, the Auction Agent shall be entitled to rely on the last Rate Multiple for Preferred Shares of which it has most recently received notice from the Trust (or, in the absence of such notice, the percentage determined by reference to the definition of Rate Multiple), except that if the Trust shall have notified the Auction Agent of a Rate Multiple to be in effect for an Auction Date in accordance with the preceding sentence, the Rate Multiple in effect for the next succeeding Auction Date of any series of Preferred Shares shall be, unless the Trust notifies the Auction Agent of a change in the Rate Multiple for such succeeding Auction Date pursuant to this Section 2.6(a), the Rate Multiple that was in effect on the first preceding Auction Date for Preferred Shares with respect to which the dividend, the rate for which was fixed on such Auction Date, did not include any net capital gain or other income taxable for Federal income tax purposes.

                         (i) On each Auction Date for any series of Preferred Shares, the Auction Agent shall determine the Maximum Rate for such series. The Maximum Rate for any series of Preferred Shares on any Auction Date shall be:

                             (A) in the case of any Auction Date which is not
              the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Trust pursuant to
              Section 4 of Part I of the Statement, the product of (1) the Reference Rate on such Auction Date for the next Rate Period of such series and (2) the Rate Multiple on such Auction Date, unless such series has or had a Special Rate Period (other than a Special Rate Period of 28 Rate Period Days or fewer) and an Auction at which Sufficient Clearing Bids existed has not yet occurred for a Minimum Rate Period of such series after such Special Rate Period, in which case the higher of:

                                 (1) the dividend rate on shares of such series
                  for the then-ending Rate Period; and

                                 (2) the product of (x) the higher of (I) the
                  Reference Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of such series, if

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                  such then ending Rate Period was 364 Rate Period Days or
                  fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of such series, if such then ending Rate Period was more than 364 Rate Period Days, and (II) the Reference Rate on such Auction Date for a Rate Period equal in length to such Special Rate Period of such series, if such Special Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to such Special Rate Period, if such Special Rate Period was more than 364 Rate Period Days and (y) the Rate Multiple on such Auction Date; or

                             (B) in the case of any Auction Date which is the
              Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Trust pursuant to Section 4 of Part I of the Statement, the product of (1) the highest of (x) the Reference Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of such series, if such then- ending Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of such Rate Period, if such then-ending Rate Period was more than 364 Rate Period Days, (y) the Reference Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period is 364 Rate Period Days or fewer or the Treasury Note Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period is more than 364 Rate Period Days, and (z) the Reference Rate on such Auction Date for Minimum Rate Periods and (2) the Rate Multiple on such Auction Date.

Not later than 9:30 A.M. on each Auction Date the Auction Agent shall notify the Trust and the Broker-Dealers of the Maximum Rate and the "AA" Composite Commercial Paper Rate(s), the Taxable Equivalent of the Short-Term Municipal Bond Rate(s), Treasury Note Rate(s) and Treasury Bill Rate(s), as the case may be, used to make such determination.

                         (ii) From and after a Failure to Deposit by the Trust during any Rate Period of any series of Preferred Shares, until such failure is cured and a Late Charge is paid, in accordance with subparagraph (e)(i) of Section 2 of Part I of the Statement, on the first day of each Rate Period of such series the Auction Agent shall determine the Treasury Note Rate for such Rate Period of more than 364 Rate Period Days and the Reference Rate

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         for Rate Periods of 364 Rate Period Days or fewer. Not later than
         9:30 A.M. on each such first day, the Auction Agent shall notify the Trust of the applicable Reference Rate and Treasury Note Rate.

                         (iii) If any "AA" Composite Commercial Paper Rate, Taxable Equivalent of the Short-Term Municipal Bond Rate, Treasury Note Rate or Treasury Bill Rate, as the case may be, is not quoted on an interest or bond equivalent, as the case may be, basis, the Auction Agent shall convert the quoted rate to the interest or bond equivalent thereof as set forth in the definition of such rate in the Statement if the rate obtained by the Auction Agent is quoted on a discount basis, or if such rate is quoted on a basis other than an interest or bond equivalent or discount basis the Auction Agent shall convert the quoted rate to an interest or bond equivalent rate after consultation with the Trust as to the method of such conversion.

                         (iv) If any "AA" Composite Commercial Paper Rate is to be based on rates supplied by Commercial Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of such "AA" Composite Commercial Paper Rate, the Auction Agent shall immediately notify the Trust so that the Trust can determine whether to select a Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers. The Trust shall promptly advise the Auction Agent of any such selection.

                         (v) If any Treasury Note Rate or Treasury Bill Rate is to be based on rates supplied by U.S. Government Securities Dealers and one or more of the U.S. Government Securities Dealers shall not provide a quotation for the determination of such Treasury Rate, the Auction Agent shall immediately notify the Trust so that the Trust can determine whether to select a Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers to provide the quotation or quotations not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers. The Trust shall promptly advise the Auction Agent of any such selection.

                  2.7    Designation of Special Rate Period.

                         (a) The Statement will provide that, subject to the
Trust's option to designate a Special Rate Period as referred to in paragraph
(b) of this Section 2.7, (i) each Rate Period of any series of Preferred Shares will be a Minimum Rate Period (a duration of seven days, subject to certain exceptions) and (ii) each Rate Period following a Rate Period of any series of Preferred Shares that is other

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than a Minimum Rate Period will be a Minimum Rate Period. Not less than 10 nor more than 20 days prior to the last day of any such Rate Period that is not a Minimum Rate Period, (i) the Trust shall deliver to the Auction Agent a notice of the Auction Date of the next succeeding Auction for such series in the form of Exhibit C hereto and (ii) the Auction Agent shall deliver such notice by first-class mail, postage prepaid, to each Existing Holder of shares of such series at the address set forth for such Existing Holder in the records of the Auction Agent and to the Broker-Dealers for such series as promptly as practicable after its receipt of such notice from the Trust.

                         (b) Pursuant to the Statement, the Trust may, at its
option, designate a Special Rate Period for any series of Preferred Shares in the manner described in Section 4 of Part I of the Statement.

                             (i) If the Board of Trustees proposes to designate any succeeding Subsequent Rate Period of any series of Preferred Shares as a Special Rate Period, (A) the Trust shall deliver to the Auction Agent a notice of such proposed Special Rate Period in the form of Exhibit D hereto not less than 20 nor more than 30 days prior to the first day of such proposed Special Rate Period and (B) the Auction Agent on behalf of the Trust shall deliver such notice by first-class mail, postage prepaid, to each Existing Holder of shares of such series of Preferred Shares at the address set forth for such Existing Holder in the records of the Auction Agent and to the Broker- Dealers for such series as promptly as practicable after its receipt of such notice from the Trust.

                             (ii) If the Board of Trustees determines to designate such succeeding Subsequent Rate Period as a Special Rate Period, (A) the Trust shall deliver to the Auction Agent a notice of such determination in the form of Exhibit E hereto not later than 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Rate Period and (B) the Auction Agent shall deliver such notice to the Broker-Dealers for such series not later than 3:00 P.M. on such second Business Day.

                             (iii) If the Trust shall deliver to the Auction Agent a notice not later than 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Rate Period stating that the Trust has determined not to exercise its option to designate such succeeding Subsequent Rate Period as a Special Rate Period, in the form of Exhibit F

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         hereto, or shall fail to timely deliver either such notice or a notice in the form of Exhibit E hereto, the Auction Agent shall deliver a notice in the form of Exhibit F hereto to the Broker-Dealers for such series not later than 3:00 P.M. on such second Business Day.

                  Such change in the length of any Rate Period shall not occur if (1) an Auction for shares of such series shall not be held on such Auction Date for any reason or (2) an Auction for shares of such series shall be held on such Auction Date but Sufficient Clearing Bids for shares of such series shall not exist in such Auction.

                  2.8    Failure to Deposit.

                         (a)  If:

                              (i) any Failure to Deposit shall have occurred with respect to Preferred Shares during any Rate Period thereof (other than any Special Rate Period of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with Section 2.8(c) hereof and the Trust shall have paid to the Auction Agent a late charge (a "Late Charge") equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period on such shares, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by
         (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with
         Section 2.8(c) hereof (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of the outstanding Preferred Shares and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the Preferred Shares, if any, for which Notice of Redemption has been given by the Trust, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with Section 2.8(c) hereof (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying

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         the rate obtained against the aggregate liquidation preference of the outstanding Preferred Shares to the redeemed,

then the Auction Agent shall deliver a notice in the form of Exhibit G hereto by first-class mail, postage prepaid, to the Broker-Dealers for such series not later than one Business Day after its receipt of the payment from the Trust curing such Failure to Deposit and such Late Charge.

                         (b)  If:

                              (i) any Failure to Deposit shall have occurred with respect to Preferred Shares during any Rate Period thereof (other than any Special Rate Period of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred but has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with Section 2.8(c) hereof or the Trust shall not have paid the applicable Late Charge to the Auction Agent; or

                              (ii) any Failure to Deposit shall have occurred with respect to Preferred Shares during a Special Rate Period thereof of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured in accordance with Section 2.8(c) hereof or the Trust shall not have paid the applicable Late Charge to the Auction Agent in accordance with
         Section 2(e)(i)(d) of the Statement (such Late Charge, for purposes of this clause (b) (iii) of this Section 2.8, to be calculated by using, as the Reference Rate, the Reference Rate applicable to a Rate Period
         (x) consisting of more than 182 Rate Period Days and (y) commencing on the date on which the Rate Period during which Failure to Deposit occurs commenced);

then the Auction Agent shall deliver a notice in the form of Exhibit H hereto to the Broker-Dealers for such series not later than one Business Day after the receipt of the payment from the Trust curing such Failure to Deposit and such Late Charge.

                         (c) A Failure to Deposit with respect to Preferred
Shares shall have been cured (if such Failure to Deposit is not solely due to the willful failure to the Trust to make the required payment to the Auction Agent) with respect to any Rate Period if, within the respective time periods described immediately above, the Trust shall have paid to the Auction Agent (i) all accumulated and unpaid dividends on the Preferred Shares and (ii) without duplication, the Redemption Price for the Preferred Shares, if any, for which Notice of Redemption has been mailed; provided, however, that the foregoing clause (ii) shall not apply to the Trust's failure to pay the Redemption Price in respect of Preferred Shares when the related Redemption Notice provides that redemption of such shares is subject to one or more conditions precedent and each such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

                  2.9    Ownership of Shares of Preferred Shares.

                  The Trust shall notify the Auction Agent if the Trust or any affiliate of the Trust acquires any Preferred Shares of any series. Neither the Trust nor any affiliate of the Trust shall submit any Order in any Auction for Preferred Shares, except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Trust may submit Orders in Auctions, but only if such Orders are not for its own account. For purposes of this Section 2.9, a Broker-Dealer shall not be deemed to be an affiliate of the Trust solely because one or more of the directors or executive officers of such Broker-Dealer or of any Person controlled by, in control of or under common control with such Broker-Dealer is also a director of the Trust. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.9.

                  2.10   Allocation of Taxable Income.

                  The Trust may designate all or a portion of any dividend on shares of any series of Preferred Shares to consist of net capital gains or other income taxable for Federal income tax purposes and may deliver to the Auction Agent a notice in the form of Exhibit I hereto of such designation not later than the Dividend Payment Date for such series next preceding the Auction Date on which the dividend rate for such dividend is to be fixed. The Auction Agent will deliver such notice, if given, to the Broker-Dealers for such series on the Business Day following its receipt of such notice from the Trust. Within two Business Days after any Auction Date involving the allocation of income taxable for Federal income tax purposes for which notice has so been given by the Trust, the Auction Agent shall notify each Broker-Dealer for the related series as to the dollar amount per share of such taxable income and income exempt from Federal income taxation included in the related dividend.

                  2.11   Access to and Maintenance of Auction Records.

                  The Auction Agent shall afford to the Trust, its agents, independent public accountants and counsel and the Broker-Dealers, access at reasonable times during normal business hours to review and make extracts or copies of all books, records, documents and other information concerning the conduct and results of Auctions (at no cost to the Auction Agent), provided that any such agent, accountant, counsel or Broker-Dealer shall furnish the Auction Agent with a letter from the Trust requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of six years after such Auction, and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder.

3.       The Auction Agent as Dividend and Redemption Price Disbursing Agent.

                  The Auction Agent, as dividend and redemption price disbursing agent, shall pay to the Holders of Preferred Shares of any series (i) on each Dividend Payment Date for such series, dividends on the Preferred Shares of such series, (ii) on any date fixed for redemption of Preferred Shares of any series, the Redemption Price of any shares of such series called for redemption and
(iii) any Late Charge related to any payment of dividends or Redemption Price, in each case after receipt of the necessary funds from the Trust with which to pay such dividends, Redemption Price or Late Charge. The amount of dividends for any Rate Period for any series of Preferred Shares to be paid by the Auction Agent to the Holders of such shares of such series will be determined by the Trust as set forth in Section 2 of Part I of the Statement with respect to such series. The Redemption Price of any shares to be paid by the Auction Agent to the Holders will be determined by the Trust as set forth in Section 11 of Part I of the Statement with respect to such series. The Trust shall notify the Auction Agent in writing of a decision to redeem shares of any series of Preferred Shares at least five days prior to the date a notice of redemption is required to be mailed to the Holders of the shares to be redeemed by paragraph (c) of
Section 11 of Part I of the Statement. Such notice by the Trust to the Auction Agent shall contain the information required by paragraph (c) of Section 11 of
Part I of the Statement to be stated in the notice of redemption required to be mailed by the Trust to such Holders.

4.       The Auction Agent as Transfer Agent and Registrar.

                  4.1    Issue of Stock or Shares Certificates.

                  Upon the Date of Original Issue of each series of Preferred Shares, one or more certificates representing all of the shares of such series issued on such date shall be issued by the Trust and, at the request of the Trust, registered in the name of Cede & Co. and countersigned by the Auction Agent.

                  4.2    Registration of Transfer of Shares.

                  Shares of each series of Preferred Shares shall be registered solely in the name of the Securities Depository or its nominee.

                  4.3    Removal of Legend on Restricted Shares.

                  All requests for removal of legends on Preferred Shares of any series indicating restrictions on transfer shall be accompanied by an opinion of counsel stating that such legends may be removed and such shares freely transferred, such opinion to be delivered under cover of a letter from a Trust Officer authorizing the Auction Agent to remove the legend on the basis of said opinion.

                  4.4    Lost Stock or Share Certificates.

                  The Auction Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed upon the fulfillment of such requirements as shall be deemed appropriate by the Trust and the Auction Agent, subject at all times to provisions of law, the By-Laws of the Trust governing such matters and resolutions adopted by the Board of Trustees of the Trust with respect to lost securities. The Auction Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Trust to the Auction Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Trust to the Auction Agent that such issuance will comply with such provisions of law and the By-Laws and resolutions of the Board of Trustees of the Trust.

                  4.5    Disposition of Cancelled Certificates; Record
Retention.

                  The Auction Agent shall retain all stock or share certificates which have been cancelled in transfer or exchange and all accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission for two calendar years. The Trust shall also undertake to furnish to the

Securities and Exchange Commission and to the Board of Governors of the Federal Reserve System, upon demand, at either the principal office or at any regional office, complete, correct and current hard copies of any and all such records.

                  4.6    Stock or Record Books.

                  For so long as the Auction Agent is acting as the transfer agent for any series of Preferred Shares pursuant to the Agreement, it shall maintain a stock or record book containing a list of the Holders of the Preferred Shares of each such series. In case of any request or demand for the inspection of the stock or record books of the Trust or any other books in the possession of the Auction Agent, the Auction Agent will notify the Trust and secure instructions as to permitting or refusing such inspection. The Auction Agent reserves the right, however, to exhibit the stock or record books or other books to any Person if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

                  4.7    Return of Funds.

                  Any funds deposited with the Auction Agent hereunder by the Trust for any reason, including but not limited to redemption of Preferred Shares of any series, that remain unpaid after ninety days shall be repaid to the Trust upon the written request of the Trust.

5.       Representations and Warranties.

                  5.1    Representations and Warranties of the Trust

                  The Trust represents and warrants to the Auction Agent that:

                         (a) the Trust is duly organized and existing business
trust in good standing under the laws of the State of its incorporation or organization and has full corporate power or all requisite power to execute and deliver the Agreement and to authorize, create and issue the Preferred Shares of each series, and the Preferred Shares of each series when issued, will be duly authorized, validly issued, fully paid and nonassessable;

                         (b) the Agreement has been duly and validly authorized,
executed and delivered by the Trust and constitutes the legal, valid and binding obligation of the Trust;

                         (c) the form of the certificate evidencing the
Preferred Shares of each series complies or will comply with all applicable laws of the State of its incorporation or organization;

                         (d) when issued, the Preferred Shares of each series
will have been duly registered under the Securities Act of 1933, as amended, and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of the Agreement or will have been required in connection with the issuance of Preferred Shares of each series;

                         (e) the execution and delivery of the Agreement and the
issuance and delivery of the Preferred Shares of each series do not and will not conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Agreement and Declaration of Trust (as amended by one or more Statements) or the By-Laws of the Trust, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Trust is a party or by which it is bound the effect of which conflict, violation, default or breach would be material to the Trust or the Trust and its subsidiaries taken as a whole; and

                         (f) no taxes are payable upon or in respect of the
execution of the Agreement or the issuance of the Preferred Shares of any series.

                  5.2    Representations and Warranties of the Auction Agent.

                  The Auction Agent represents and warrants to the Trust that:

                               (i) The Auction Agent is duly organized and is validly existing as a banking corporation in good standing under the laws of the State of New York and has the corporate power to enter into and perform its obligations under this Agreement; and

                               (ii) this Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid and binding obligation of the Auction Agent, enforceable against the Auction Agent in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

6.       The Auction Agent.

                  6.1    Duties and Responsibilities.

                         (a) The Auction Agent is acting solely as agent for the
Trust hereunder and owes no fiduciary duties to any Person, other than the Trust, by reason of this Agreement.

                         (b) The Auction Agent undertakes to perform such duties
and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

                         (c) In the absence of bad faith or negligence on its
part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

                  6.2    Rights of the Auction Agent.

                         (a) The Auction Agent may conclusively rely and shall
be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed in good faith by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Trust or by a Broker-Dealer. The Auction Agent may record telephone communications with the Trust or with the Broker- Dealers or both.

                         (b) The Auction Agent may consult with counsel of its
choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                         (c) The Auction Agent shall not be required to advance,
expend or risk its own Trusts or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                         (d)  The Auction Agent may perform its duties and
exercise its
rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

                         (e) The Auction Agent shall not be responsible or
liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

                  6.3    Compensation, Expenses and Indemnification.

                         (a) The Trust shall pay the Auction Agent an annual fee
as compensation for all services rendered by it under the Agreement and the Broker- Dealer Agreements as the Trust and the Auction Agent have agreed to from time to time.

                         (b) The Trust shall reimburse the Auction Agent upon
its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Agreement and the Broker-Dealer Agreements (including the compensation and the reasonable expenses and disbursements of its agents and counsel), except any expense or disbursement attributable to its negligence or bad faith. In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                         (c) The Trust shall indemnify the Auction Agent for and
hold it harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with its agency under the Agreement and the Broker-Dealer Agreements, including the costs and expenses of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder.

                  6.4    Auction Agent's Disclaimer.

                  The Auction Agent makes no representation as to the validity or adequacy of this Agreement, the Broker-Dealer Agreements or the Preferred Shares of any series except that the Auction Agent hereby represents that this Agreement has been duly authorized, executed and delivered by the Auction Agent and constitutes a legal and binding obligation of the Auction Agent.

7.       Miscellaneous.

                  7.1    Term of Agreement.

                         (a) The term of the Agreement is unlimited unless it
shall be terminated as provided in this Section 7.1. The Trust may terminate the Agreement at any time by so notifying the Auction Agent, provided that the Trust has entered into an agreement in substantially the form of the Agreement with a successor Auction Agent. The Auction Agent may terminate the Agreement upon written notice to the Trust on the date specified in such notice, which date shall be no earlier than 45 days after the date of delivery of such notice.

                         (b) Except as otherwise provided in this paragraph (b),
the respective rights and duties of the Trust and the Auction Agent under the Agreement with respect to any series of Preferred Shares shall cease upon termination of the Agreement with respect to such series. The Trust's representations, warranties, covenants and obligations to the Auction Agent under Sections 5 and 6.3 hereof shall survive the termination of the Agreement with respect to any series of Preferred Shares. Upon termination of the Agreement with respect to any series of Preferred Shares, the Auction Agent shall, at the Trust's request, promptly deliver to the Trust copies of all books and records maintained by it with respect to Preferred Shares in connection with its duties hereunder.

                  7.2    Communications.

                  Except for (i) communications authorized to be by telephone pursuant to the Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below and, where appropriate, reference the particular Auction to which such notice relates:

If to the Trust,             BlackRock California Insured Municipal Income Trust
                             c/o BlackRock Financial Management, Inc.
                             40 East 52nd Street
                             New York, New York 10022
                             Attention:  Treasurer
                             Telecopier No.: (212) 409-3200

                             Telephone No.: (212) 409-3210
If to the Auction Agent, The Bank of New York
                                 5 Penn Plaza
                                 13th Floor
                                 New York, New York 10001
                                 Attention:       Dealing and Trading Group -
                                           Auction Desk
                              Telephone No.: (212) 328-7676
                              Telecopier No.: (212) 328-8237
                                                      (212) 328-8238
                                                      (212) 328-8239

                  Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Trust by a Trust Officer and on behalf of the Auction Agent by telephone (confirmed by telecopy or in writing) by an Authorized Officer.

                  7.3    Entire Agreement.

                  This Agreement contains the entire agreement between the parties relating to, and superseding any prior agreement between the parties relating to, the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof except for agreements relating to the compensation of the Auction Agent.

                  7.4    Benefits.

                  Nothing herein, express or implied, shall give to any Person, other than the Trust, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

                  7.5    Amendment; Waiver.

                         (a) This Agreement shall not be deemed or construed to
be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                         (b) Failure of either party hereto to exercise any
right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

                  7.6    Successors and Assigns.

                  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Trust and the Auction Agent. This Agreement may not be assigned by any party hereto absent the prior written consent of the other parties.

                  7.7    Severability.

                  If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

                  7.8    Disclosure of Information.

                  The Auction Agent agrees that it will not disclose or use any "non- public personal information" about the Trust's shareholders other than such uses or disclosures as are permitted by Regulation S-P under Section 504 of the Gramm- Leach-Biley Act ("Regulation S-P"). "Nonpublic personal information" about a shareholder shall mean: (i) personally identifiable financial information; (ii) any list, description, or other grouping of consumers that is derived from using any personally identifiable information that is not publically available; and (iii) any other information that a Customer or the Transfer Agent is prohibited from using or disclosing pursuant to Regulation S-P.

                  7.9    Governing Law.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK).
                                                  BLACKROCK CALIFORNIA INSURED
                                                  MUNICIPAL INCOME TRUST

                                                  -----------------------------
                                                  By:  Name  Anne F. Ackerley
                                                        Title     Secretary

                                                  THE BANK OF NEW YORK



                                                  -----------------------------
                                                  By:  Name
                                                       Title



[Auction Agency Agreement]

                                                                       EXHIBIT A

                                     FORM OF
                             BROKER-DEALER AGREEMENT

                                                                       EXHIBIT B

                              SETTLEMENT PROCEDURES

                                                                       EXHIBIT C

               BLACKROCK CALIFORNIA INSURED MUNICIPAL INCOME TRUST
                           NOTICE OF AUCTION DATE FOR
                     MUNICIPAL AUCTION RATE PREFERRED SHARES
                              ("Preferred Shares")

                  NOTICE IS HEREBY GIVEN that the Auction Date of the next Auction for Series ___ of the Trust's Preferred Shares is scheduled to be _______________, 20___ and the next Dividend Payment Date for Series ___ of the Trust's Preferred Shares will be __________________, 20___.

                  [A Failure to Deposit in respect of the Series ___ Preferred Shares currently exists. If, prior to 12:00 noon, New York City time, on the fourth Business Day preceding the next scheduled Auction Date of the Series ____ Preferred Shares, such Failure to Deposit is not cured or the applicable Late Charge is not paid, the next Auction will not be held. Notice of the next Auction for the Series ___ Preferred Shares will be delivered when such Failure to Deposit is cured and the applicable Late Charge is paid.(1)]

                                           BLACKROCK CALIFORNIA INSURED
                                           MUNICIPAL INCOME TRUST


                                           ---------------------------------

(1)   Include this language if a Failure to Deposit exists.

                                                                       EXHIBIT D


               BLACKROCK CALIFORNIA INSURED MUNICIPAL INCOME TRUST
                          NOTICE OF PROPOSED CHANGE OF
                            LENGTH OF RATE PERIOD OF
                     MUNICIPAL AUCTION RATE PREFERRED SHARES
                              ("Preferred Shares")

                  BlackRock California Insured Municipal Income Trust (the "Trust") may exercise its option to designate the Rate Period of its Series ____ Preferred Shares commencing [the first day of the Special Rate Period] as a Special Rate Period.

                  By 11:00 A.M. on the second Business Day preceding the first day of such proposed Special Rate Period, the Trust will notify
___________________ of either (a) its determination to exercise such option, designating the length of such Special Rate Period for such series or (b) its determination not to exercise such option.

                                           BLACKROCK CALIFORNIA INSURED
                                           MUNICIPAL INCOME TRUST


                                           ---------------------------------


Dated:  __________, 20__

                                                                       EXHIBIT E

               BLACKROCK CALIFORNIA INSURED MUNICIPAL INCOME TRUST
                    NOTICE OF CHANGE OF LENGTH OF RATE PERIOD
                     MUNICIPAL AUCTION RATE PREFERRED SHARES
                              ("Preferred Shares")

                  NOTICE IS HEREBY GIVEN that (the "Trust") has determined to designate the Rate Period of its Series ____ Preferred Shares commencing on [the first day of the Special Rate Period] as a Special Rate Period.

                  The Special Rate Period will be __________ [Rate Period Days].

                  The Auction Date for the Special Rate Period is [the Business Day next preceding the first day of such Special Rate Period].

                  As a result of the Special Rate Period designation, the amount of dividends payable on Series ____ Preferred Shares during the Special Rate Period will be based on a 360-day year.

                  The Special Rate Period shall not commence if (a) an Auction for Preferred Shares shall not be held on such Auction Date for any reason or
(b) an Auction for Preferred Shares shall be held on such Auction Date but Sufficient Clearing Bids for such shares shall not exist in such Auction.

                  The scheduled Dividend Payment Dates for such series of Preferred Shares during such Special Rate Period will be ______________________.

                  [Special Redemption Provisions, if any]

                  Attached hereto is a Preferred Shares Basic Maintenance Report showing that, as of the third Business Day next preceding such proposed Special Rate Period, Moody's Eligible Assets (if Moody's is rating such Preferred Shares) and S&P Eligible Assets (if S&P is rating such Preferred Shares) each have an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that (i) the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Rate Period, and (ii) the Moody's Discount Factors applicable to Moody's Eligible Assets are determined by reference to the first Moody's Exposure Period longer than the Moody's Exposure Period then applicable to the Trust).

                                           BLACKROCK CALIFORNIA INSURED
                                           MUNICIPAL INCOME TRUST


                                           ---------------------------------

Dated:  __________, 20__

                                                                       EXHIBIT F

               BLACKROCK CALIFORNIA INSURED MUNICIPAL INCOME TRUST
                      NOTICE OF DETERMINATION NOT TO CHANGE
                            LENGTH OF RATE PERIOD OF
               MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED SHARES
                              ("Preferred Shares")

                  NOTICE IS HEREBY GIVEN that BlackRock California Insured Municipal Income Trust (the "Trust") has determined not to exercise its option to designate a Special Rate Period of its Series ___ Preferred Shares and the next succeeding Rate Period of such series will be a Minimum Rate Period of ____ Rate Period Days.

                                           BLACKROCK CALIFORNIA INSURED
                                           MUNICIPAL INCOME TRUST


                                           ------------------------------


Dated:  __________, 20___

                                                                       EXHIBIT G

               BLACKROCK CALIFORNIA INSURED MUNICIPAL INCOME TRUST
                     NOTICE OF CURE OF FAILURE TO DEPOSIT ON
                     MUNICIPAL AUCTION RATE PREFERRED SHARES
                              ("Preferred Shares")

                  NOTICE IS HEREBY GIVEN that BlackRock California Insured Municipal Income Trust (the "Trust") has cured its Failure to Deposit and paid the applicable Late Charge with respect to its Series ___ Preferred Shares. The dividend rate on the shares of Series ___ Preferred Shares for the current Dividend Period is _____________% per annum, the Dividend Payment Date for the current Dividend Period is scheduled to be _______________, 20___ and the next Auction Date is scheduled to be _______________, 20___.

                                           BLACKROCK CALIFORNIA INSURED
                                           MUNICIPAL INCOME TRUST


                                           ------------------------------

Dated:  __________, 20___

                                                                       EXHIBIT H

               BLACKROCK CALIFORNIA INSURED MUNICIPAL INCOME TRUST
                 NOTICE OF CURE OF FAILURE TO DEPOSIT ON INCOME
                     MUNICIPAL AUCTION RATE PREFERRED SHARES
                              ("Preferred Shares ")

                  NOTICE IS HEREBY GIVEN that BlackRock California Insured Municipal Income Trust (the "Trust") has cured its Failure to Deposit and paid the applicable Late Charge with respect to its Series ____ Preferred Shares. The next Auction Date for the Series ____ Preferred Shares is scheduled to be on _________________, 20___.

                                           BLACKROCK CALAIFORNIA INSURED
                                           MUNICIPAL INCOME TRUST


                                           ------------------------------

Dated:  __________, 20___

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                                                                       EXHIBIT I

               BLACKROCK CALIFORNIA INSURED MUNICIPAL INCOME TRUST
                                    NOTICE OF
               [CAPITAL GAINS] [AND] [TAXABLE ORDINARY INCOME](1)
                                  DIVIDEND FOR
                     MUNICIPAL AUCTION RATE PREFERRED SHARES
                              ("Preferred Shares ")

                  NOTICE IS HEREBY GIVEN that the amount of the dividend payable on ________________, 20____ for Series ____ of the BlackRock California Insured Municipal Income Trust's Preferred Shares will be determined by the Auction to be held on _______________, 20___. Up to [$ A ](2) [$ B ](3) per share of the dividend payable on such date as determined by such Auction will consist of [capital gains](2) [ordinary income taxable for Federal income tax purposes](3). If the dividend amount payable on such date as determined by such Auction is less than [$ A ](2) [$ B ](3) per share, the entire amount of the dividend will consist of [capital gains](2) [ordinary income taxable for Federal income tax purposes](3). [To the extent such dividend amount exceeds [$ A ] per share, any excess up to [$ B ] per share will consist of ordinary income taxable for Federal income tax purposes.](4) Accordingly, the aforementioned composition of the dividend payable on _______________, 20___ should be considered in determining Orders to be submitted with respect to the Auction to be held on ________________, 20__. The Rate Multiple in effect for such Auction will be
____%.

                                                  BLACKROCK CALIFORNIA INSURED
                                                  MUNICIPAL INCOME TRUST

                                                  ------------------------------

                  (1) Include language with respect to capital gains, taxable ordinary income or both, depending on the character of the designation to be made with respect to the dividend(s).

                  (2) Include bracketed material if a portion of the dividend will be designated capital gains.

                  (3) Include bracketed material if a portion of the dividend will be designated ordinary income taxable for Federal income tax purposes and no portion of the dividend will be designated capital gains.

                  (4) Include bracketed material if a portion of the dividend will be designated capital gains and a portion will be designated ordinary income taxable for Federal income tax purposes.

A = the maximum amount of capital gains allocated to such series of Preferred Shares to be included in such dividend, divided by the number of Preferred Shares.

B = the maximum amount of ordinary income taxable for Federal income tax purposes allocated to such series of Preferred Shares to be included in such dividend, divided by the number of shares in such series.